Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp is Scheduled to Present at the
Morgan Stanley Global Healthcare Conference

Burlington, NC, September 5, 2017 -LabCorp® (NYSE: LH) today announced it will participate at the Morgan Stanley Global Healthcare Conference. LabCorp’s presentation is planned for Tuesday, September 12, 2017 at 8:35 am (ET).

A live audio webcast will be available via the Company website at www.labcorp.com and archived for replay.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016 through the contributions of 52,000 employees in approximately 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.
This press release contains forward-looking statements including statements about enhancing the Company’s medical and scientific culture. Each of the forward-looking statements is subject to change based on various important factors, including the risk that the Company may not be successful in enhancing its medical and scientific culture. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, including under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2016 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.